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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1400 Toastmaster Drive
Elgin, Illinois 60120

March 27, 2009

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company") will be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on Thursday, May 7, 2009, for the following purposes:

(1)
To elect eight directors to hold office until the 2010 Annual Meeting.

(2)
To consider and act on a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year ending January 2, 2010.

(3)
To consider and act on a proposal to approve performance goals under the 2007 Stock Incentive Plan.

(4)
To consider and act on a proposal to approve an amendment to the 2007 Stock Incentive Plan.

(5)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

The Securities and Exchange Commission adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2008 Annual Report on the Internet instead of sending a full set of printed proxy materials as in years past. We believe that this process will provide you with prompt access to our proxy materials, lower our costs of printing and delivering proxy materials, and minimize the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Your vote is important to us.    Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote in one of the following ways: (i) visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically via the Internet, (ii) by telephone, pursuant to the instructions on the proxy card or (iii) if you requested printed proxy materials, by signing and returning the proxy card using the postage-paid envelope provided.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability of Proxy Materials. Any Notices of Internet Availability of Proxy Materials that are returned will not be counted. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors

MARTIN M. LINDSAY Treasurer

1400 Toastmaster Drive
Elgin, Illinois 60120

2009 ANNUAL MEETING OF STOCKHOLDERS
May 7, 2009
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2009 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Thursday, May 7, 2009, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement and related materials included herewith, and the Company's Annual Report to Stockholders for the fiscal year ended January 3, 2009 are being distributed or made available to stockholders on or about March 27, 2009.

Stockholders of record at the close of business on March 20, 2009 (the "Record Date") are entitled to notice of and to vote at the Meeting. On such date there were 18,477,017 outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering your proxy card or ballot at the Meeting, or by mail, telephone, pursuant to the instructions on the proxy card or electronically via the Internet, pursuant to the instructions on the Notice of Internet Availability of Proxy Materials or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

The eight nominees for election to the Board who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote FOR nor a vote AGAINST the nominee and thus will have no effect on the outcome. Approval of the proposal to ratify the Company's appointment of independent public accountants, the proposal to approve performance goals under the 2007 Stock Incentive Plan and the proposal to approve an amendment to the 2007 Stock Incentive Plan require the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For these other matters, abstentions will be treated as a vote AGAINST approval of such matters. Broker non-votes will not be counted as votes cast either FOR or AGAINST approval of such matters and therefore broker non-votes will not have an effect on the outcome of the votes.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

  •
  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

  •
  "Proposal No. 2—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year ending January 2, 2010;

  •
  "Proposal No. 3—Approval of performance goals under the 2007 Stock Incentive Plan"; FOR approval of performance goals under the 2007 Stock Incentive Plan; and

  •
  "Proposal No. 4—Approval of an amendment to the 2007 Stock Incentive Plan"; FOR approval the amendment to the 2007 Stock Incentive Plan.

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person or a later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eight directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2010 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	52	President, Chief Executive Officer, and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.	2001
Robert B. Lamb	67	Clinical Professor of Management at the Leonard N. Stern School of Business at New York University since 1977. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985.	2005
Ryan Levenson	33	Principal of Privet Fund Management LLC, 2007 to current. Managing Partner of Haynes Manor Capital, LLC, investment group from 2003 to 2007. Vice President of Business Development of MSI, a subsidiary of Lighten Up, LLC, from 2003 to 2006. Investment Analyst for Cramer, Rosenthal, McGlynn, hedge fund, from 2001 to 2003.	2006
John R. Miller III	68	Chairman and Chief Executive Officer of E.O.P, Inc., publisher of special market trade magazines since 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
Gordon O'Brien	43	President of Specialty Finance and Operations of American Capital Strategies since 2008. Principal and Managing Director of American Capital Strategies from 1998 to 2008. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A Board member of numerous private companies as a representative of American Capital Strategies.	2005

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Philip G. Putnam	68	Managing Director, Fulcrum Securities since 2008. Managing Director, Flagstone Capital, LLC, investment bankers, from 2000 to 2007. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978
Sabin C. Streeter	67	Adjunct Professor and Executive-in-Residence at Columbia Business School since 1997. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1997.	1987
Robert L. Yohe	72	Retired Vice Chairman and Director of Olin Corporation, a chemicals manufacturer, from 1993 to 1994, and from 1985 to 1992, President of Olin Chemicals, a division of Olin Corporation. Director of Calgon Carbon Corporation and Marsulex Inc.	1996

Each of the nominees has consented to serve as a director if elected. The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Vote Required for Approval; Board Recommendation

Nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board of Directors. With regard to the election of directors, votes may be cast FOR or withheld AGAINST each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Meeting do not have cumulative voting rights with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board of Directors of the Company (the "Board") held four in-person meetings and six telephonic meetings during the fiscal year ended January 3, 2009, and each director attended at least 75% of all Board and applicable Committee meetings. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend the annual meetings of stockholders. All of the Company's directors at the time attended the 2008 Annual Meeting of Stockholders. Current directors, Messrs. Putnam, Streeter, Yohe, Miller, O'Brien, Lamb, and Levenson, have been determined by the Board of Directors to be "independent directors" as such term is defined under Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. ("Nasdaq"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee and a Compensation Committee.

The Audit Committee was comprised of Messrs. Putnam (Chairman), Streeter, Lamb, and Levenson. During the fiscal year ended January 3, 2009, the Audit Committee met four times for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditors; and (v) reviewing the external audit process. All of the members of the Audit Committee have been determined by the Board of Directors to be financially sophisticated as required by Nasdaq Rule 4350(d) and to be "audit committee financial experts" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board of Directors to meet the additional independence criteria set forth in Nasdaq Rule 4350(d). The Audit Committee has a charter which was approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which was attached as Appendix A to the proxy statement for the 2007 Annual Meeting of Stockholders of the Company. The Audit Committee charter is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

The Compensation Committee was comprised of Messrs. Yohe (Chairman), Miller, O'Brien, and Levenson. During the fiscal year ended January 3, 2009, the Compensation Committee met three times. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and Chief Executive Officer, and other executive officers of the Company. The Compensation Committee is also responsible for administering and making grants to executive officers under the 1998 Stock Incentive Plan and the 2007 Stock Incentive Plan, and for administering the Management Incentive Compensation Plan and the Executive Officer Incentive Plan. Effective February 14, 2008, the 1998 Stock Incentive Plan expired and, after that date, could no longer be used for grants of any kind. All of the members of the Compensation Committee have been determined by the Board of Directors to be independent as defined under applicable Nasdaq listing standards. The Compensation Committee does not have a written charter.

The Board does not have a standing nominating committee or a nominating committee charter that addresses the nominations process. In fiscal year 2005, the Board considered a recommendation from management of the Company that the Board establish a nominating committee comprised solely of non-employee directors, adopt a nominating committee charter and establish a formal policy for consideration of director candidates submitted by the Company's stockholders. After reviewing management's recommendation, the Board determined that it was not necessary to have a separate nominating committee or a formal policy for consideration of director candidates submitted by the Company's stockholders at that time. See "Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders" for further information regarding the procedures for recommending a director nominee for consideration. The Board believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function, based upon the limited size of the Board and the current and anticipated operations and needs of the Company.

A majority of the independent directors discuss and evaluate potential director candidates and recommend potential director candidates to the full Board for selection. The full Board then considers the potential director candidates who have been recommended by a majority of the independent directors. Because the Company's stockholders rarely, if ever, have recommended potential director candidates, the Board does not have a formal policy for consideration of potential director candidates recommended by the Company's stockholders, but the Board will give due consideration to any and all such candidates under the same criteria as internally-generated candidates. In selecting director candidates, the Board considers a variety of factors, including, but not limited to, a candidate's demonstrated good character and integrity, experience at strategy/policy setting levels, high level experience in dealing with business organizations, ability and willingness to devote time to the affairs of the Company, financial, technical or other special skills and experience, business contacts and ability to work effectively with other Board members.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board of Directors and as otherwise deemed necessary. Robert L. Yohe is the acting lead independent director of the Board.

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's principal executive offices in Elgin, Illinois. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any communications which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

2007 Middleby Corporation Common Stock Dividend

On May 3, 2007 the Company's Board of Directors authorized a two-for-one split of the Company's common stock in the form of a stock dividend. The stock dividend was paid on June 15, 2007 to company shareholders of record as of June 1, 2007. The Company's common stock began trading on a split-adjusted basis on June 18, 2007. All references in this proxy statement related to the number of shares owned, grants of restricted stock, grants of stock options, and strike prices associated with option grants have been adjusted to reflect this stock split.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company.

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	52	President, Chief Executive Officer, and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.
Timothy J. FitzGerald	39
		Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
David Brewer	52
		Chief Operating Officer, Commercial Cooking Group since March 2009. President, Pitco Frialator, Inc. from July 2007 to March 2009. President, Lantech North America, from June 2005 to July 2007. Vice President of Global Supply Chain, YUM!, from March 2002 to June 2005.
Frank Ricchio	57
		President of Star Manufacturing International, Inc., including the Lang, Holman, Wells Manufacturing, Bloomfield, Toastmaster and Nu-Vu Foodservice since January 5, 2009; President and Chief Executive Officer of Star Manufacturing International, Inc. from March of 1999 to December 2008.
Gary Mick	47
		President, Blodgett Oven Company, from April, 2007. Vice President and General Manager, Blodgett Oven Company from June 2005 to April 2007. Vice President and Controller from January 1, 2001 to June 2005.
Magdy Albert	57
		Executive Vice President, Food Processing Group, since March 2008; President, Alkar-RapidPak, from June 2006 to March 2008. General Manager, Middleby Cooking Systems Group, June 2003 to May 2006. General Manager, Vulan Steam, Illinois Tool Works, January 2001 to May 2003. Vice President, Engineering, Premark International, February 1998 to December 2000.
Mark A. Sieron	60	President, Middleby Cooking Systems Group since 2004. Vice President and General Manager, Middleby Cooking Systems Group, from 1988 to 2004.
Nazih Ibrahim	55
		President, Southbend since August 2004. Vice President of Supply Chain Management, Middleby Marshall, Inc. from July 2003 to August 2004. Vice President, Materials Management, Franke Group from 1999 to 2003. Vice President, Purchasing, Stainless Incorporated, from 1995 to 1999.

Name	Age	Principal Occupation(s) During Past Five Years
Martin M. Lindsay	44	Corporate Treasurer of the Company and MM since February 2002. Assistant Treasurer of the Company and MM from March 1999 to February 2002.
Ousama Sidani	52
		Vice President of Supply Chain and Group President of Houno A/S, Middleby Philippines Corporation, Giga Grandi Cuicine S.r.l and Frifri since January 2009. Vice President of Operations Middleby Cooking Systems Group and General Manager of Middleby Worldwide, Inc. from 2006 to 2009. Group Director of Materials, Middleby Marshall, Inc. from 1999 to 2002. Director of Purchasing, Middleby Marshall, Inc. from 1996 to 1999.
Robert Fortmann	49
		President, Carter-Hoffmann LLC since June 2007. Senior Vice President of Operations, Carter Hoffmann (a division of Carrier Commercial Refrigeration, Inc.) from February 2001 to June 2007. Vice President of Engineering, Carter Hoffmann (a division of Carrier Commercial Refrigeration, Inc.) from August 1996 to February 2001.
Paul Angrick	52
		President, Pitco Friolator, Inc. since March 2000. President, Middleby Business Development, Middleby Marshall, Inc., from January 2009 to March 2009. President, Wells Bloomfield, LLC from August 2007 to January 2009. President, Wells Bloomfield (a division of Carrier Commercial Refrigeration, Inc.) from May 1999 to August 2007.
Ray Williams	45	President, Jade Range, LLC since May 2007. Vice President of Engineering, Southbend from June 1999 to May 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for The Middleby Corporation executive officers identified in the Summary Compensation Table as the "Named Executive Officers".

The Board has a Compensation Committee (the "Committee") which, during the course of 2008, was composed of the following outside directors, each of whom is "independent" in accordance with the governance rules of the Nasdaq Stock Market: Robert L. Yohe, Chairman, Ryan Levenson, Gordon O'Brien and John R. Miller III. The Committee is appointed by, and responsible to, the Board for making recommendations to the Board, and approving where appropriate, all matters related to executive and non-employee director compensation.

Middleby Business Environment

The Middleby Corporation is a global leader in the foodservice equipment industry. The Company develops, manufactures, markets and services a broad line of equipment used for commercial food cooking, preparation and processing. The Company's leading equipment brands serving the commercial foodservice industry include Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, CTX®, Carter Hoffmann®, frifri, Giga, Holman®, Houno®, Jade®, Lang®, MagiKitch'n®, Middleby Marshall®, Nu-Vu, Pitco Frialator®, Southbend®, Star®, Toastmaster®, Turbochef® and Wells®. The Company's leading brands serving the food processing industry include, Alkar®, RapidPak®, and MP Equipment®. Middleby's international subsidiary, Middleby Worldwide, is a leading exporter and distributor of commercial foodservice equipment. The Middleby Corporation was recognized by Business Week as one of the Fastest 50 Hot Growth Companies in 2007 and 2008, by Crain's Chicago Business as one of the Fastest 50 Growth Companies in 2007 and 2008 and by Forbes as one of the Best Small Companies in 2007 and 2008.

Compensation Committee Structure

The Committee is currently comprised of four directors, named above, and at all times will consist of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Committee includes a chairperson, makes rules and regulations for the conduct of its business as it deems advisable and keeps minutes of Committee meetings. All determinations of the Committee are made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such duties as it may deem advisable, and the Committee or any person to whom it has delegated duties may employ the services of one or more individuals to render advice with respect to any responsibility of the Committee.

For additional information on the members, structure, scope of authority and operation of the Committee, see "Committees; Board Meetings" and "Proposal 1—Election of Directors."

The Committee makes all decisions over total compensation for Named Executive Officers and other members of senior management, which involves decisions regarding base salary, annual cash-based incentive plan bonuses, and long term equity incentive plan awards. The Committee's recommendations for compensation arrangements of the Chairman of the Board, Chief Executive Officer and President (the "CEO") are presented to the full Board of Directors for approval.

Compensation Programs Objectives

The Company's compensation and benefits programs are influenced by the Company's business culture and are designed to maximize strategic Company goals. The Company's compensation program objectives are as follows:

  •
  Attract and Retain Executive Talent—The Committee intends to provide compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance;

  •
  Link Executive Compensation with Operating Performance—The Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company's financial and operating performance. This requires that a significant portion of executive compensation is "at-risk" and linked to the achievement of both corporate and individual goals, in order to increase stockholder value;

  •
  Link Executive Long-Term Incentive Compensation with Stockholder Interests—The Committee believes that granting long term equity based awards using stock options, restricted stock, stock appreciation rights, or performance stock, aligns the interests of Company executives with those of stockholders and furthers the Company's goal of executive retention by using time-based vesting of equity awards.

  •
  Performance-based compensation to Comply with Section 162(m) of the Internal Revenue Code—Performance-based compensation provided to Named Executive Officers and senior management should comply with the requirements that qualify the compensation as tax deductible to the Company, unless the Company determines under particular circumstances that it is in the Company's best interest to provide compensation that is not tax deductible.

Compensation Decision Making Process

The CEO annually reviews the operating performance of each executive officer. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive's area of responsibility and assessment of the executive's commitment to the Company's core operating principles. Based on the CEO review, the CEO develops a recommendation to the Committee for each executive's annual base salary, annual performance incentive plan structure, and the basis for long term equity based grants. The Committee uses the same methodology for the annual base salary and performance-based bonus structure of the CEO.

With respect to annual cash bonus awards, the Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual performance bonus to be paid. Target levels are set to be in line with the Company's annual budget and are presented by the CEO to the Board of Directors for review and approval. The total compensation of Named Executive Officers and senior management of the Company are set at levels intended to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience, and responsibilities at other businesses of similar type or market capitalization, with an emphasis on pay for performance. The Compensation Committee, however, does not benchmark compensation against that of other companies.

The Elements of the Company's Compensation Program

The Company's compensation program is divided into four elements: (1) base salary, (2) cash-based bonus, (3) annual performance incentive programs, and (4) long term equity-based incentive programs.

Base Salary

The base salary element of the compensation program sets executive base salaries at levels estimated to be below that of the median for executives in comparable positions at other similarly sized companies. Annual non-executive salary increases are budgeted based on the current business environment and the individual's level of responsibility and merit within the Company. For 2008, the Company instituted an across the board salary freeze for employees of all Middleby Corporation operating companies requiring approval from the operating location's President for any special salary increase requests. The table below sets forth the base salary levels and associated changes for Named Executive Officers for the 2008 fiscal year. The 2008 salary increase for Mr. Mick was related to the successful market introduction of an innovative new oven and associated increase in restaurant chain business.

Named Executive Officer	2007 Base Salary	2008 Base Salary	% Change
Selim A. Bassoul	$900,000	$900,000	—%
Timothy J. FitzGerald	$300,000	$300,000	—%
David Brewer	$300,000	$300,000	—%
Mark Sieron	$200,000	$200,000	—%
Gary Mick	$200,000	$225,000	13%

Cash-Based Bonus

In 2008, the Compensation Committee approved a discretionary bonus of $200,000 to Mr. Bassoul, related to 2008 activities, in recognition of his leadership regarding the acquisition and integration of two large commercial foodservice acquisitions and his assistance in securing a major chain account order. Given the difficult economic environment, the combined contribution of these two initiatives added approximately $100,000,000 to The Middleby Corporation's 2008 revenues and the Company believes they will continue to contribute to the Company's future financial performance for the foreseeable future.

Annual Performance-Based Incentive Programs

Management Incentive Compensation Plan

The Management Incentive Compensation Plan ("MICP") is intended to provide an incentive for superior performance and to motivate eligible employees ("MICP Participants") toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. Each of the Named Executive Officers is eligible to participate in the MICP if selected by the Committee for participation, and all of the Named Executive Officers participated in the MICP in 2008.

Payment of MICP bonuses are made subject to the attainment of pre-established written performance goals approved by the Committee prior to the 90th day following the beginning of the Company's fiscal year. For 2008, the performance goals were based upon attaining certain levels of earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the fiscal year. The Named Executive Officers had the opportunity to earn bonuses under the MICP based on the following:

  •
  A minimum EBITDA goal that must be achieved prior to the payment of the MICP Participant's target MICP bonus. The MICP will not pay bonuses to MICP Participants if actual EBITDA performance is below the minimum EBITDA goal.

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  Tiered performance goals above the minimum EBITDA goal, which if met lead to an incrementally higher annual bonus.

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  A maximum EBITDA that, if achieved or surpassed will result in the payment of the maximum MICP bonus available to the MICP Participant. For 2008 the EBITDA goal resulting in maximum pay for maximum performance was equal to a 8.3% increase in EBITDA over the prior year's results for Messrs. Bassoul and FitzGerald; a 22.8% increase in EBITDA targets relating to Pitco Frialator, Inc. over the prior year's results in the case of Mr. Brewer; a 67.7% increase in EBITDA targets relating to Middleby Cooking Systems Group over the prior year's results in the case of Mr. Sieron; and a 16.7% increase in EBITDA targets relating to GS Blodgett Corporation over the prior year's results in the case of Mr. Mick. In the case of Mr. Sieron, 2007 EBITDA performance at Middleby Cooking Systems Group was negatively impacted by a union work stoppage thereby skewing Mr. Sieron's 2008 MICP EBITDA threshold to require a large increase over the prior year's results.

The amount of the MICP bonus for MICP Participants at each EBITDA performance goal level is consistent with that individual's role and responsibility within the Company. The Grants of Plan-Based Awards Table below shows the amounts which could have been earned by the Named Executive Officers under the MICP at target and maximum performance.

EBITDA is determined by the Committee in accordance with Generally Accepted Accounting Principles, subject to adjustment to reflect the impact of specific extraordinary items not reflected in the MICP Participant goals. Under the MICP, the EBITDA calculation does not include foreign exchange gains/losses and does include all bonuses and incentive compensation payable, including MICP payments, to Company employees for the applicable year.

Payments of MICP bonuses, if any, are made after the completion of the Company's fiscal year end audit and only after the Committee certifies, in writing, that the EBITDA goals with respect to which MICP payments are to be made have been attained. The bonus awarded to each Named Executive Officer in respect of 2008 performance under the MICP is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below. MICP payments related to the 2008 fiscal year for Messrs. Bassoul and Fitzgerald were the result of achieving predetermined MICP EBITDA targets related to the financial performance of all of The Middleby Corporation's operating entities. Messrs. Brewer, Sieron, and Mick did not receive MICP payments related to the 2008 fiscal year as a result of their respective operating subsidiaries not achieving the predetermined MICP target goals described above due to a difficult 2008 economic environment.

Stock ownership requirement.    The MICP plan supports the Company's desire for Named Executive Officers and senior executives to maintain a minimum percentage of base salary in the form of Middleby Corporation common stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary percentages are set by the Committee annually and are set at levels consistent with the individual's level of responsibility within the Company. If an MICP Participant meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their MICP bonus. If an MICP Participant does not meets their stock ownership requirement, then a maximum of one-third of their MICP bonus will be used to purchase common stock on the MICP Participant's behalf.

Stock ownership requirements of the Named Executive Officers as of January 3, 2009 are as follows:

Named Executive Officer	Stock Ownership Requirement (multiple of base salary)	Stock Ownership Requirement (shares)	Actual Stock Ownership (shares)
Selim A. Bassoul	3 × base salary	99,010	913,763(1)
Timothy J. FitzGerald	2 × base salary	22,002	265,462(2)
David Brewer	2 × base salary	22,002	20,000
Mark Sieron	2 × base salary	14,668	86,440(3)
Gary Mick	2 × base salary	16,501	30,133(4)

Footnotes:

(1)
Does not include 591,092 vested unexercised options.

(2)
Does not include 29,992 vested unexercised options.

(3)
Does not include 34,204 vested unexercised options.

(4)
Does not include 6,200 vested unexercised options.

Executive Officer Incentive Plan

The Executive Officer Incentive Plan ("EOIP") is an annual cash-based incentive plan that operates with the purpose of reinforcing corporate, organizational and business development goals; to promote the achievement of year-to-year financial and other core business objectives; and to reward the performance of the Company's key employees in fulfilling their individual responsibilities. The EOIP provides an essential component of the total compensation package offered to Named Executive Officers and key employees. It reflects the importance placed by the Company on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement.

EOIP awards are granted to key employees (the "EOIP Participants") of the Company who are selected by the Committee in its sole discretion. In determining the EOIP Participants to whom EOIP awards are granted, the Company considers key employees who exhibit extraordinary performance in achieving year-to-year financial goals and further exceed the core business objectives of the Company. For 2008, the CEO and CFO participated in the EOIP.

Remaining performance periods for EOIP awards are as follows:

  •
  January 4, 2009 to January 2, 2010

  •
  January 3, 2010 to January 1, 2011

At the beginning of each performance period the Committee will establish performance goals applicable to the EOIP award. Performance goals may include a threshold level of performance below which an EOIP bonus will not be earned, levels of performance at which a specified EOIP bonus will be earned, and a maximum level of performance beyond which no additional EOIP bonus will be earned. For 2008, the performance goals selected by the Committee related to earnings per share. The EOIP Participant could earn a target bonus amount in the event of an increase in EPS of 10% over the prior year's result. The EOIP further provided incremental incentives for EPS targets between 10% and 20% over the prior year's results. The Middleby Corporation attained an EPS of $3.75 per share for 2008 versus an EPS of $3.11 per share in 2007, which surpassed the maximum goal under the EOIP. As a result, each of

Mr. Bassoul and Mr. FitzGerald earned the maximum bonus awarded under the EOIP of $3,500,000 and $748,489.68, respectively. The EOIP plan also provided for an additional incentive due to Mr. Bassoul for EPS targets between 10% and 20% over the prior year's second half results. The Middleby Corporation attained an EPS of $1.99 per share for 2008 second half versus an EPS of $1.72 per share in 2007, which resulted in an additional EOIP payment of $1,000,000 due to Mr. Bassoul.

Payment of an EOIP award is made only if performance goals as specified by the Committee are attained and if the EOIP Participant is employed by the Company on the last day of the applicable performance period. Under the terms of the plan, an EOIP award for a performance period may not exceed $4.5 million per award. The Committee may, in its sole discretion, decrease the amount payable to an EOIP participant upon achievement of performance goals, but in no event may the Committee increase the EOIP amount otherwise payable to the EOIP participant.

Long Term Equity-Based Incentive Programs

The 1998 Stock Incentive Plan (the "1998 Plan") is an equity-based incentive plan that encourages Named Executive Officers and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of Named Executive Officers and senior management with those of stockholders. The Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the 1998 Plan. In 2008, awards of 77,500 restricted common shares of The Middleby Corporation were granted to senior management of the Company including the Named Executive Officers under the 1998 Plan. The 2008 awards included time and performance based vesting parameters. Effective February 14, 2008, the 1998 Plan expired and, after that date, could no longer be used for grants of any kind.

The 2007 Stock Incentive Plan (the "2007 Plan") is an equity-based incentive plan that encourages Named Executive Officers, Board members and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of Named Executive Officers, Board members and senior management with those of stockholders. The Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the 2007 Plan. In 2007, the Company's stockholders approved an amendment to the 2007 Plan that increased the number of shares available for grants under the 2007 Plan by an additional 200,000 shares to an aggregate of 400,000 shares of common stock. The Board has adopted, subject to stockholder approval, an additional amendment to the 2007 Stock Plan that increases the number of shares available for grants by an additional 500,000 shares to an aggregate of 900,000 shares of Common Stock. For additional information, see "Proposal 4—Approval of an amendment to the 2007 Stock Incentive Plan."

Generally, the Compensation Committee determines the overall size of the long-term incentive award for each executive officer, including the CEO and CFO, and makes an equity grant at its first meeting of a fiscal year. The CEO will make recommendations to the Compensation Committee regarding award levels for executive officers other than the CFO. However, the Compensation Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions, or based on the availability of shares under Company's stockholder-approved long-term equity compensation plans. The Compensation Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

In 2008, awards of 189,000 restricted common shares of The Middleby Corporation were granted to Named Executive Officers and Board members of the Company under the 2007 Stock Incentive Plan. These awards included time and performance based vesting parameters. The 2008 restricted stock awards (including grants made under the 1998 Stock Incentive Plan, described above) were focused on key employees in the sales, marketing, and accounting roles at various operating entities of The Middleby Corporation. The goal of the awards was to broaden the opportunity of The Middleby Corporation common stock ownership to key employees who had not previously received restricted stock awards, in order to further align their individual interests with those of stockholders. The awards made to the Named Executive Officers were designed to vest based on the achievement of stock price targets that were deemed to be difficult to obtain. As of the record date, the 2008 restricted stock awards had not met the predetermined vesting requirements.

No Backdating.    The Company does not backdate options or grant options retroactively. All grants to any Company employee are approved by the Committee and are presented to the full Board for final approval. The exercise price of an option is set at the fair market value of the underlying Common Stock, which is equal to the closing market price of such stock on the date of grant and this method has been consistently applied.

Pension Plans and Post-Employment Benefits

Pursuant to his employment agreement, the CEO is entitled to a nonqualified defined benefit pension benefit as follows: Upon the CEO's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The estimated monthly retirement benefit payable to the CEO is based on his compensation level as of January 3, 2009 would be $37,500 at the retirement age of 55, $46,875 at the retirement age of 60, and $56,250 at the retirement age of 65.

The CEO and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage.

Perquisites

Named Executive Officers of the Company and senior executives of the Company are offered limited perquisites. In general, executives in sales oriented positions are offered an automobile expense reimbursement that varies by individual, but in no event exceeds ten thousand dollars per fiscal year. The CEO is provided the use of a Company automobile, with the associated income taxes added to annual income, and is reimbursed for the cost of annual income tax planning services.

2009 Compensation Decisions

For the year ended January 2, 2010, Named Executive Officer Gary Mick, president of GS Blodgett Corporation will receive a one-time bonus of $250,000 to be payable upon the successful delivery of Hydrovection ovens in satisfaction of a major chain customer order. This one-time bonus will be in addition to any MICP or EOIP bonus earned by Mr. Mick in the fiscal year ending January 2, 2010.

The Company intends to maintain the employee salary freeze in the fiscal year ending January 2, 2010.

Compensation Recovery Policy

The Company maintains a compensation recovery policy with respect to its equity awards. The equity awards made in 2008 (described above) are contingent upon the employee's execution of a non-competition and confidentiality agreement. If the terms of the agreement are violated by the employee, the employee is obligated to return any stock certificates transferred to the employee in respect of the award, or, if the shares underlying the restricted stock award have been sold or otherwise disposed of by the employee, the employee is obligated to repay the Company an amount equal to the fair market value (as defined in the agreement) of the shares.

Accounting and Tax Implications of Executive Compensation

Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company's compensation payments to the CEO and its four most highly compensated other executive officers. Performance-based compensation that satisfies the conditions of Section 162(m) of the Code is excluded for purposes of this limitation. The 2008 awards made to the Chief Executive Officer and the other executive officers pursuant to the MICP, as well as the awards made pursuant to the EOIP to the CEO and CFO, were subject to, and made in accordance with, the Committee's pre-established performance goals. The 2008 restricted stock grants described above were designed to comply with the requirements of Section 162(m) of the Code. The Board has adopted, subject to stockholder approval, an additional amendment to the 2007 Plan that clarifies the performance goals that may be used by the Compensation Committee in connection with awards of performance stock under the 2007 Plan. Stockholder approval of performance goals is required in order for a performance-based award to qualify as performance-based compensation under Section 162(m) of the Code and to preserve the tax deduction for such compensation. For additional information, see "Proposal 3—Approval of Performance Goals Under the 2007 Stock Incentive Plan." The Compensation Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that it would be in the best interests of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis ("CD&A") with the Company's management. Based on the review and discussions, the Compensation Committee recommends to the Company's Board of Directors that the CD&A be included in these proxy materials.

The Compensation Committee Robert L. Yohe, Chairman, Ryan Levenson, Gordon O'Brien and John R. Miller III

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following persons who are collectively referred to as the Company's "Named Executive Officers": (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the three most highly compensated executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) in respect of fiscal years 2008, 2007, and 2006, respectively, to the extent such person was a Named Executive Officer in the applicable fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and NonQualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Selim A. Bassoul	2008	900,000	200,000	6,015,086	148,168	8,000,000	(2)	1,169,561	53,882	(6)	16,486,697
Chairman of the Board,	2007	900,000	—	4,655,104	255,187	5,510,445	(3)	1,087,104	55,438		12,463,278
President and Chief Executive	2006	770,000	—	2,893,400	419,432	4,842,000	(4)	977,581	49,951		9,952,364
Officer
Timothy J. FitzGerald	2008	300,000	—	2,036,467	—	1,348,489	(7)	—	6,244	(10)	3,691,200
Vice President and Chief	2007	300,000	—	1,333,354	5,753	935,074	(8)	—	6,105		2,580,286
Financial Officer	2006	250,000	—	537,200	15,010	823,000	(9)	—	5,986		1,631,196
David Brewer(15)	2008	300,000	—	142,806	—	—	(14)	—	3,816	(11)	446,622
President, Pitco Frialator, Inc.	2007	—	—	—	—	—	(14)	—	—		—
	2006	—	—	—	—	—		—	—		—
Mark Sieron,	2008	200,000	—	226,832	95,526	—	(14)	—	16,086	(12)	538,444
President, Middleby Cooking	2007	200,000	—	167,440	116,245	150,000	(14)	—	15,823		649,508
Systems Group	2006	161,035	—	—	107,973	313,621	(14)	—	15,957		598,586
Gary Mick	2008	250,000	—	202,514	38,510	—	(14)	—	6,069	(13)	497,093
President, GS Blodgett	2007	200,000	—	83,720	51,617	220,000	(14)	—	6,447		561,784
Corporation	2006	150,000	—	—	38,210	154,000		—	—		342,210

NOTES:
(1)
Amounts in this column represent the dollar amount of the expense recognized by the Company in connection with equity-based awards granted to Named Executive Officers under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan for financial reporting purposes for the fiscal years ended January 3, 2009, December 29, 2007 and December 30, 2006, as applicable. The amount of the expense was determined in accordance with SFAS No. 123R, Accounting for Stock-Based Compensation, which requires the Company to expense the value of equity-based awards ratably over the vesting period of the equity award. Please refer to the "Notes to Consolidated Financial Statements", Note (4)—"Summary of Significant Accounting Policies", Note (o)—"Share Based Compensation", included in the Company's 2008 Annual Report on Form 10-K as filed with the SEC on March 4, 2009, the Company's 2007 Annual Report on Form 10-K as filed with the SEC on February 27, 2008 or the Company's 2006 Annual Report on Form 10-K as filed with the SEC on March 15, 2007, as applicable, for a discussion of the assumptions used to calculate these amounts.

(2)
Mr. Bassoul's 2008 Non-Equity Incentive Plan Compensation consists of $3,500,000 paid under the Management Incentive Compensation Plan and $4,500,000 paid under the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs".

(3)
Mr. Bassoul's 2007 Non-Equity Incentive Plan Compensation consists of $3,500,000 paid under the Management Incentive Compensation Plan and $2,010,445 paid under the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs".

(4)
Mr. Bassoul's 2006 Non-Equity Incentive Plan Compensation consists of $3,500,000 paid under the Management Incentive Compensation Plan and $1,342,000 paid under the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs".

(5)
Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55, but before the date on which he attains the age of 60 (the "Age 55 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains the age of 65 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the Age 55 Retirement Benefit and Age 60 Retirement Benefit, payable for the remainder of his life. The present value of accumulated pension benefits assumes a retirement age of 55, an interest rate of 6.00%, retirement income of $1.65 million, and a length of pension payout of 30 years.

(6)
All Other Compensation amounts in 2008 for Mr. Bassoul include $30,000 in director's fees for services to the Company and its subsidiaries, $17,907 for a Company-provided automobile, $4,600 in Company 401(k) matching contributions, and a $1,375 Company contribution to a health savings account. The incremental cost to the Company with respect to the Company-owned automobile provided to Mr. Bassoul is estimated to be less than the $17,907 included in the table, which represents the taxable income imputed to Mr. Bassoul for his personal use of the automobile.

(7)
Mr. FitzGerald's 2008 Non-Equity Incentive Plan Compensation consisted of $600,000 that was paid out of the Management Incentive Compensation Plan and $748,490 that was paid out of the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs".

(8)
Mr. FitzGerald's 2007 Non-Equity Incentive Plan Compensation consisted of $600,000 that was paid out of the Management Incentive Compensation Plan and $335,074 that was paid out of the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs".

(9)
Mr. FitzGerald's 2006 Non-Equity Incentive Plan Compensation consisted of $600,000 that was paid out of the Management Incentive Compensation Plan and $223,000 that was paid out of the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs".

(10)
All Other Compensation amounts in 2008 for Mr. FitzGerald include $4,600 in Company 401(k) matching contributions, a $1,375 Company contribution to a health savings account, and $269 in Company paid life insurance benefits.

(11)
All Other Compensation amounts in 2008 for Mr. Brewer include $923 in Company 401(k) matching contributions and $1,518 in Company paid life insurance benefits.

(12)
All Other Compensation amounts in 2008 for Mr. Sieron include $9,600 for a Company provided automobile expense allowance, $3,923 in Company 401(k) matching contributions, a $1,375 Company contribution to a health savings account, and $1,188 in Company paid life insurance benefits.

(13)
All Other Compensation amounts in 2008 for Mr. Mick include $4,001 in Company 401(k) matching contributions, a $1,375 Company contribution to a health savings account, $630 in Company paid life insurance benefits, and a $63 Company provided wellness benefit.

(14)
The incentive plan compensation consists solely of amounts paid out of the Management Incentive Compensation Plan. Details of this plan are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs".

(15)
Mr. Brewer joined the Company on August 1, 2007 and first became a Named Executive Officer for the 2008 fiscal year.

Employment Agreements with Named Executive Officers

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul on December 23, 2004. The agreement provides, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer, and Chairman of the Board of the Company and of MM for a term ending on March 1, 2012. Under the agreement, Mr. Bassoul receives an annual base salary of $900,000.

Mr. Bassoul's employment agreement provides that he is eligible to participate in the Company's Management Incentive Compensation Plan. Under the terms of such plan, if the Company attains certain pre-established performance goals, Mr. Bassoul will be entitled to receive (i) an annual target bonus equal to 100% of his base salary as in effect at the beginning of the fiscal year to which the award relates and (ii) for each fiscal year, an additional performance bonus determined on a scale based on the amount by which the Company's earnings before income taxes and depreciation and amortization ("EBITDA") exceeds the pre-established performance goal. The maximum annual bonus that Mr. Bassoul may be eligible to receive in any fiscal year under the Management Incentive Compensation Plan is $3,500,000.

Mr. Bassoul's employment agreement also provides for an aggregate grant, in spilt adjusted terms, to Mr. Bassoul of 600,000 shares of restricted stock, pursuant to the terms of the 1998 Stock Incentive Plan. The restricted stock was granted in three separate tranches as follows: (i) 200,000 shares of restricted stock were granted on December 23, 2004, (ii) 200,000 shares of restricted stock were granted on January 5, 2005, and (iii) 200,000 shares of Restricted stock were granted on May 12, 2005. The restricted stock is non-transferable and forfeitable prior to the date on which it becomes vested. A total of 480,000 shares relative to this grant have become vested and 120,000 shares of the restricted stock will vest on December 31, 2009, subject to Mr. Bassoul's continued employment on that date. Mr. Bassoul is entitled to vote and receive declared dividends with respect to all shares of restricted stock shares granted to him, whether vested or unvested. The unvested portion of the restricted stock will immediately vest if: (a) Mr. Bassoul terminates his employment because of a material diminution in duties, (b) Mr. Bassoul's employment is terminated other than for "cause" (as defined in the employment agreement), or (c) Mr. Bassoul terminates his employment within six months following a "change in control" (as defined in the employment agreement) of the Company.

The terms of the employment agreement relating to the termination of Mr. Bassoul's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control".

Mr. Bassoul's employment agreement also provides for a Company-provided automobile, which is described in footnote 6 to the "Summary Compensation Table" and a nonqualified retirement benefit, which is described under the heading "Pension Benefits for Fiscal Year 2008".

Timothy J. FitzGerald

The Company and MM entered into an employment agreement with Timothy J. FitzGerald, the Company's Vice President and Chief Financial Officer, effective on March 1, 2005, which superseded both a severance agreement dated March 1, 2004 and a retention agreement dated July 22, 2004. Mr. FitzGerald's employment agreement has a five-year term and will continue until March 1, 2010, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under the agreement, Mr. FitzGerald receives an annual base salary of $300,000.

Mr. FitzGerald's employment agreement provides that he is eligible to participate in the Company's Management Incentive Compensation Plan. Pursuant to the Management Incentive Compensation Plan, the performance bonus for Mr. FitzGerald will be paid determined on a scale based on the amount by which the Company's EBITDA exceeds the pre-established performance goal for Mr. FitzGerald for the applicable fiscal year. The maximum annual bonus that Mr. FitzGerald may be eligible to receive for any fiscal year under the Management Incentive Compensation Plan is $600,000.

Mr. FitzGerald's employment agreement also provides for an aggregate grant to Mr. FitzGerald of 100,000 shares of restricted stock of the Company pursuant to the terms and conditions set forth in a restricted stock agreement, as follows. The restricted shares granted to Mr. FitzGerald vest ratably over a five year period, commencing on December 31, 2005, such that 80,000 of the shares of restricted stock have vested based on his continued employment and the final 20,000 will vest on December 31, 2009, so long as Mr. FitzGerald remains employed by the Company on that date. The unvested portion of the restricted stock will immediately vest if: (a) Mr. FitzGerald's employment is terminated other than for "cause" (as defined in the employment agreement), or (b) Mr. FitzGerald terminates his employment within six months following a "change in control" (as defined in the employment agreement) of the Company.

The terms of the employment agreement relating to the termination of Mr. FitzGerald's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control".

Other Named Executive Officers

The Named Executive Officers other than Mr. Bassoul and Mr. FitzGerald do not have employment agreements with the Company, however, Mr. Brewer's employment is governed by an offer letter provided to him by the Company dated May 11, 2007. The offer letter provides that Mr. Brewer will serve as Division President, Pitco Frialator and report directly to the Chief Executive Officer. Under the terms of the offer letter, Mr. Brewer receives an annual base salary of $300,000 and is eligible to earn an annual performance bonus of up to $300,000 at the maximum level target. The terms of the offer letter relating to severance are discussed below, under the heading "Potential Payments Upon Termination or Change in Control".

Grants of Plan-Based Awards in Fiscal Year 2008

The following table sets forth information concerning cash incentive opportunities and grants of restricted stock and options made to Named Executive Officers during the 2008 fiscal year. The grant date set forth below is the date that the Board of Directors granted the award.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Selim A. Bassoul	(2)	900,000	900,000	3,500,000	—	—	—	—	—	—
	05-27-08(4)	—	—	—	—	—	—	90,000	—	5,157,000
	(3)	1,206,267	1,206,267	4,500,000	—	—	—	—	—	—

Timothy J. FitzGerald	(2)	300,000	300,000	600,000	—	—	—	—	—	—
	05-27-08(5)	—	—	—	—	—	—	60,000	—	3,438,000
	(3)	201,044	201,044	750,000	—	—	—	—	—

David Brewer	(2)	150,000	150,000	300,000	—	—	—	—	—	—
	01-31-08 (6)	—	—	—	—	—	—	10,000	—	596,100
	02-13-08 (7)	—	—	—	—	—	—	10,000	—	600,000

Mark Sieron	(2)	100,000	100,000	400,000	—	—	—	—	—	—
	02-13-08 (8)	—	—	—	—	—	—	7,500	—	450,000

Gary Mick	(2)	100,000	100,000	250,000	—	—	—	—	—	—
	02-13-08 (9)	—	—	—	—	—	—	15,000	—	900,000

(1)
These columns represent the annual cash award opportunities for each Named Executive Officer under the Management Incentive Compensation Plan and/or the Executive Officer Incentive Plan, as applicable. The actual payouts under the plans for 2008 performance were determined on March 10, 2009, and are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table".

(2)
Pursuant to the Management Incentive Compensation Plan guidelines.

(3)
Pursuant to the Executive Officer Incentive Plan guidelines.

(4)
On May 27, 2008, Mr. Bassoul was awarded 90,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in four equal installments if the 30 day average closing price of Common Stock is at or above $61.23 between January 1, 2009 and January 1, 2012, at or above $67.35 between January 1, 2010 and January 1, 2013, at or above $74.08 between January 1, 2011 and January 1, 2014, and at or above $81.49 between January 1, 2012 and January 1, 2015.

(5)
On May 27, 2008, Mr. FitzGerald was awarded 60,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in four equal installments if the 30 day average closing price of Common Stock is at or above $61.23 between January 1, 2009 and January 1, 2012, at or above $67.35 between January 1, 2010 and January 1, 2013, at or above $74.08 between January 1, 2011 and January 1, 2014, and at or above $81.49 between January 1, 2012 and January 1, 2015.

(6)
On January 28, 2008, Mr. Brewer was awarded 10,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015.

(7)
On February 13, 2008, Mr. Brewer was awarded 10,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015. The grants received by Mr. Brewer in 2008 were made pursuant to his employment arrangement with the Company under the 1998 Stock Incentive Plan, prior to its expiration, and under the 2007 Stock Incentive Plan.

(8)
On February 13, 2008, Mr. Sieron was awarded 15,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above

  $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015.

(9)
On February 13, 2008, Mr. Mick was awarded 15,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table sets forth certain information concerning outstanding stock options and stock awards held by each of the Named Executive Officers under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan on January 3, 2009, the end of the 2008 fiscal year.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Selim A. Bassoul	184,408	(1)	—	—		2.95	02/26/2012	120,000	(5)	3,433,200	119,143	(6)	3,408,681
	80,972	(2)	—	—		5.255	03/05/2013	—		—	121,000	(7)	3,461,810
	125,712	(3)	—	—		9.235	10/23/2013	—		—	90,000	(8)	2,574,900
	200,000	(4)	—	—		9.235	10/23/2013	—		—	—		—
Timothy J. FitzGerald	—		—	—		—	—	20,000	(10)	572,200	—		—
	—		—	—		—	—	—		—	36,000	(11)	1,029,960
	29,992	(9)	—	—		9.235	10/23/2013	—		—	55,000	(12)	1,573,550
											60,000	(13)	1,716,600
David Brewer	—		—	—		—	—	—		—	10,000	(14)	286,100
											10,000	(15)	286,100
Mark Sieron	1,200	(16)	—	—		5.255	03/05/2013	—		—	16,000	(19)	457,760
	754	(17)	—	—		9.235	10/23/2013	—		—	7,500	(20)	214,575
	37,500	(18)	—	7,250		26.965	02/28/2010	—		—	—		—
Gary Mick	1,200	(21)	—	—		5.255	03/05/2013	—		—	8,000	(23)	228,880
	7,500	(22)	—	2,500	(22)	26.965	02/28/2010	—		—	15,000	(24)	429,150

(1)
On February 26, 2002, Mr. Bassoul was granted an option to purchase 400,000 shares of Common Stock. The option grant vested in 20% increments over a five year period. The strike price of the option grant is $2.95, the closing price of Common Stock on the date of grant.

(2)
On March 5, 2003, Mr. Bassoul was granted an option to purchase 100,000 shares of Common Stock. The option grant vested in 20% increments over a five year period. The strike price of the option grant is $5.255, the closing price of Common Stock on the date of grant.

(3)
On October 23, 2003, Mr. Bassoul was granted an option to purchase 250,000 shares of Common Stock. The option grant was 100% vested on the date of grant. The strike price of the option grant is $9.235, the closing price of Common Stock on the date of grant.

(4)
On October 23, 2003, Mr. Bassoul was granted an option to purchase 200,000 shares of Common Stock. The option grant vested in 20% increments upon the earlier of (i) the date that the market price of the Common Stock surpassed $18, $18.50, $19, $19.50, and $20 and (ii) October 23, 2008. Consistent with vesting parameters, this option grant was fully vested in the fourth quarter of 2004. The strike price of the option grant is $9.235, the closing price of Common Stock on the date of grant.

(5)
On May 12, 2005, Mr. Bassoul was awarded 200,000 shares of restricted stock. Of this amount, 80,000 shares vested on December 31, 2008 and the remaining 120,000 shares will vest on December 31, 2009, subject to Mr. Bassoul's continued employment on December 31, 2009. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. Bassoul in cash at the same rate as to other stockholders.

(6)
On March 8, 2007, Mr. Bassoul was awarded 139,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in seven equal installments if the 30 day average closing price of Common Stock is at or above $62.50 between January 1, 2008 and January 1, 2011, at or above $70 between January 1, 2009 and January 1, 2012, at or above $77.50 between January 1, 2010 and January 1, 2013, at or above $87.50 between January 1, 2011 and January 1, 2014, at or above $100 between January 1, 2012 and January 1, 2015, at or above $100 between January 1, 2013 and January 1, 2016 and at or above $100 between January 1, 2014 and January 1, 2017.

(7)
On May 5, 2007, Mr. Bassoul was awarded 121,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in five annual installments if the 30 day average closing price of Common Stock is at or above $75 between January 1, 2008 and January 1, 2011, at or above $80 between January 1, 2009 and January 1, 2012, at or above $85 between January 1, 2010 and January 1, 2013, at or above $92.50 between January 1, 2011 and January 1, 2014 and at or above $100 between January 1, 2012 and January 1, 2015.

(8)
On May 27, 2008, Mr. Bassoul was awarded 90,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in four equal installments if the 30 day average closing price of Common Stock is at or above $61.23 between January 1, 2009 and January 1, 2012, at or above $67.35 between January 1, 2010 and January 1, 2013, at or above $74.08 between January 1, 2011 and January 1, 2014, and at or above $81.49 between January 1, 2012 and January 1, 2015.

At January 3, 2009, Mr. Bassoul held 450,143 shares of unvested restricted stock, valued at $12,878,591 based on the year end closing price of the Common Stock of $28.61.

(9)
On October 23, 2003, Mr. FitzGerald was granted an option to purchase 70,000 shares of Common Stock. The option grant was 100% vested on the date of grant. The option exercise price is equal to $9.235, the closing price of Common Stock on the date of grant.

(10)
On March 7, 2005, Mr. FitzGerald was awarded 100,000 shares of restricted stock. The restricted stock vests in five equal annual installments beginning on December 31, 2005. A total of 80,000 shares have vested and the remaining 20,000 unvested shares will vest on December 31, 2009, subject to Mr. FitzGerald's continued employment on that date. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. FitzGerald in cash at the same rate as to other stockholders.

(11)
On March 8, 2007, Mr. FitzGerald was awarded 45,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in five annual installments if the 30 day average closing price of Common Stock is at or above $62.50 between January 1, 2008 and January 1, 2011, at or above $70 between January 1, 2009 and January 1, 2012, at or above $77.50 between January 1, 2010 and January 1, 2013, at or above $87.50 between January 1, 2011 and January 1, 2014 and at or above $100 between January 1, 2012 and January 1, 2015.

(12)
On May 5, 2007, Mr. FitzGerald was awarded 55,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in five annual installments if the 30 day average closing price of Common Stock is at or above $75 between January 1, 2008 and January 1, 2011, at or above $80 between January 1, 2009 and January 1, 2012, at or above $85 between January 1, 2010 and January 1, 2013, at or above $92.50 between January 1, 2011 and January 1, 2014 and at or above $100 between January 1, 2012 and January 1, 2015.

(13)
On May 27, 2008, Mr. FitzGerald was awarded 60,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in four equal installments if the 30 day average closing price of Common Stock is at or above $61.23 between January 1, 2009 and January 1, 2012, at or above $67.35 between January 1, 2010 and January 1, 2013, at or above $74.08 between January 1, 2011 and January 1, 2014, and at or above $81.49 between January 1, 2012 and January 1, 2015.

At January 3, 2009, Mr. FitzGerald held 171,000 shares of unvested restricted stock valued at $4,892,310 based on the year end closing price of the Common Stock of $28.61.

(14)
On January 28, 2008, Mr. Brewer was awarded 10,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015.

(15)
On February 13, 2008, Mr. Brewer was awarded 10,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015.

(16)
On March 5, 2003, Mr. Sieron was granted an option to purchase 6,000 shares of Common Stock. The option grant vested in 20% increments over a five year period following the grant date. The option exercise price is equal to $5.255, the closing price of the Common Stock on the date of grant.

(17)
On October 23, 2003, Mr. Sieron was granted an option to purchase 10,000 shares of Common Stock. The option grant was 100% vested on the date of grant. The option exercise price is equal to $9.235, the closing price of the Common Stock on the date of grant.

(18)
On February 28, 2005, Mr. Sieron was granted an option to purchase 50,000 shares of Common Stock. The option vested in full in 25% increments based on achievement of stock price targets. The option exercise price is equal to $26.965, the closing price of the Common Stock on the date of grant.

(19)
On March 8, 2007, Mr. Sieron was awarded 20,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in five equal annual installments if the 30 day average closing price of the Common Stock is at or above $62.50 between January 1, 2008 and January 1, 2011, at or above $70 between January 1, 2009 and January 1, 2012, at or above $77.50 between January 1, 2010 and January 1, 2013, at or above $87.50 between January 1, 2011 and January 1, 2014 and at or above $100 between January 1, 2012 and January 1, 2015.

(20)
On February 13, 2008, Mr. Sieron was awarded 7,500 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of the Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015.

(21)
On March 5, 2003, Mr. Mick was granted an option to purchase 6,000 shares of Common Stock. The option grant vested in 20% increments over a five year period following the grant date. The option exercise price is equal to $5.255, the closing price of Common Stock on the date of grant.

(22)
On February 28, 2005, Mr. Mick was granted an option to purchase 10,000 shares of Common Stock. The option vested in full in 25% increments based on achievement of stock price targets. The option exercise price is equal to $26.965, the closing price of Common Stock on the date of grant.

(23)
On March 8, 2007, Mr. Mick was awarded 10,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in five equal annual installments if the 30 day average closing price of Common Stock is at or above $62.50 between January 1, 2008 and January 1, 2011, at or above $70 between January 1, 2009 and January 1, 2012, at or above $77.50 between January 1, 2010 and January 1, 2013, at or above $87.50 between January 1, 2011 and January 1, 2014 and at or above $100 between January 1, 2012 and January 1, 2015.

(24)
On February 13, 2008, Mr. Mick was awarded 15,000 shares of restricted stock. Beginning January 1, 2009 the grant vests in five equal installments if the 30 day average closing price of Common Stock is at or above $80 between January 1, 2009 and January 1, 2011, at or above $85 between January 1, 2010 and January 1, 2012, at or above $92.50 between January 1, 2011 and January 1, 2013, at or above $100 between January 1, 2012 and January 1, 2014, and at or above $107.50 between January 1, 2013 and January 1, 2015.

Option Exercises and Stock Vested for Fiscal Year 2008

The following table sets forth the aggregate amounts received or realized in connection with the exercise of stock options and vesting of stock awards under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan during the 2008 fiscal year by each of the Named Executive Officers. Options awarded under the plans become exercisable in accordance with the terms of the grant and generally have a ten year term.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Selim A. Bassoul	59,620	2,625,069	139,857	4,793,843
Timothy J. FitzGerald	2,000	113,960	29,000	1,234,980
David Brewer	—	—	—	—
Mark Sieron	—	—	4,000	306,480
Gary Mick	—	—	2,000	153,240

Pension Benefits for Fiscal Year 2008

Pursuant to his employment agreement (described above under the heading "Employment Agreements with Named Executive Officers"), Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55, but prior to the date on which he attains age 60 (the "Age 55 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains age 65 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the Age 55 Retirement Benefit and Age 60 Retirement Benefit, payable for the remainder of his life.

The estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of January 3, 2009, would be $37,500 at the retirement age of 55, $46,875 at the retirement age of 60, and $56,250 at the retirement age of 65.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman Retirement Plan	6	3,999,145	(2)	—
Selim A. Bassoul	Chairman Retirement Medical Plan(3)	7	316,646	(4)	—

(1)
Reflects years of credited service since the inception of the respective plans. The number of years of credited service for purposes of the plans is less than the Named Executive Officer's years of service with the Company and there is no benefit augmentation as a result.

(2)
The present value of accumulated pension benefits assumes a retirement age of 55, an interest rate of 6.00%, retirement income of $1.65 million, and a length of pension payout of 30 years.

(3)
Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs maintained by the Company for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage.

(4)
The present value of accumulated post-retirement medical benefits due to Mr. Bassoul assumes a retirement age of 55, an interest rate of 6.00%, and a length of benefit period of 30 years.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Selim Bassoul

During the term of Mr. Bassoul's employment agreement with the Company and MM, as described under the heading "Employment Agreements with Named Executive Officers", the parties have the right to terminate Mr. Bassoul's employment at any time, or by the death of Mr. Bassoul.

In the event that the termination is by the Company and MM for reasons other than cause, Mr. Bassoul's employment agreement provides that a pro rata share of incentive compensation under the Management Incentive Compensation Plan that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid following the conclusion of the fiscal year for which payable based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. Bassoul's employment without cause, if Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, or if Mr. Bassoul terminates his employment within the six-month period following a change in control, then Mr. Bassoul will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary and (ii) the greater of (x) the amount of incentive compensation earned by Mr. Bassoul under the Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the Management Incentive Compensation Plan for each of the three calendar years immediately prior to the date of termination.

Mr. Bassoul's employment agreement also provides that if his employment is terminated by either party, for reasons other than cause, then Mr. Bassoul and his dependents will be entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families until the later of the death of Mr. Bassoul or his spouse, subject to any Medicare coverage being the primary coverage. The present value of the medical benefits that would be provided to Mr. Bassoul in such circumstances is shown above under "Pension Benefits for Fiscal Year 2008".

Mr. Bassoul's employment agreement also provides Mr. Bassoul with an additional payment (referred to as a "gross-up" payment) intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax imposed on "excess parachute payments" under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment.

Timothy J. FitzGerald

During the term of Mr. FitzGerald's employment agreement, as described under the heading "Employment Agreements with Named Executive Officers", Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

Mr. FitzGerald's employment agreement provides the following severance benefits. If the Employer terminates Mr. FitzGerald's employment without "cause" (as defined in the employment agreement), or if Mr. FitzGerald terminates his employment within six months following a change in control, Mr. FitzGerald will be entitled to a lump sum payment equal to two times the sum of (i) his annual base salary for the full calendar year immediately prior to the date of termination and (ii) the greater of (x) the amount of his annual bonus paid under the Company's Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the year of termination and (y) the average of his annual bonuses paid under the Management Incentive Compensation Plan for each of the two calendar years immediately prior to the year of termination.

Mr. FitzGerald's employment agreement also provides Mr. FitzGerald with an additional payment (referred to as a "gross-up" payment) intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax imposed on "excess parachute payments" under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment.

Other Named Executive Officers

The Named Executive Officers other than Messrs. Bassoul and FitzGerald do not have any employment or severance agreements with the Company. In the event of a termination of their employment (including a termination in connection with a change in control), the payment of severance and a prorated Management Incentive Compensation Plan bonus may be approved in the sole discretion of the Compensation Committee. The terms of the offer letter provided to Mr. Brewer are described under the heading "Employment Agreements with Named Executive Officers". Mr. Brewer is entitled to receive severance equal to one year's base salary if his employment is terminated prior to August 1, 2009 for any reason other than gross negligence or fraud. Any unvested outstanding equity grants would vest in accordance with grant provisions.

Under Equity Incentive Plans

Upon termination of employment for reasons other than disability or death, each of the Named Executive Officers would be entitled to exercise any then-vested outstanding stock options for a period of three months following such termination of employment.

In the event of the disability or death of the Named Executive Officer, the executive or his estate or beneficiary, as the case may be, would be entitled to exercise any then-vested outstanding stock options for a period of one year following such termination event.

The vesting of outstanding stock options and restricted stock awards held by the Named Executive Officers will be accelerated in the event that the Named Executive Officer's employment terminates for any reason, other than for cause, following a change in control of the Company. For purposes of the charts below, assuming the occurrence of the triggering event on January 3, 2009, the value of accelerated restricted stock shown is determined by multiplying the number of shares of restricted stock that would vest as of January 3, 2009 by the closing price of the Common Stock on January 3, 2009; and the value of accelerated options shown is based on the excess of the closing price of the Common Stock on January 3, 2009 of $28.61, over the exercise price of such option, multiplied by the number of unvested options held by the Named Executive Officer as of January 3, 2009.

Quantification

The tables below illustrate the potential payouts to each Named Executive Officer under each of the various separation situations discussed above. The tables assume that the terminations took place on January 3, 2009, the last day of our 2008 fiscal year.

Termination without Cause:

	Cash Severance($)	Accelerated Vesting of Restricted Stock($)	Accelerated Vesting of Options($)
Selim A. Bassoul(1)	13,200,000	3,433,200	—
Timothy J. FitzGerald	1,800,000	572,200	—
David Brewer	300,000	—	—
Mark Sieron	—	—	—
Gary Mick	—	—	—

(1)
Upon a termination of his employment other than for cause, Mr. Bassoul would also become entitled to a pro rata monthly retirement benefit equal to $21,618, assuming the termination occurred on January 3, 2009 and the current base salary of $900,000. The pension arrangements, including the benefits payable upon Mr. Bassoul's normal retirement, are described in more detail under the heading "Pension Benefits for Fiscal Year 2008" above.

Employee Terminates due to Material Diminution in Duties:

	Cash Severance($)	Accelerated Vesting of Restricted Stock($)	Accelerated Vesting of Options($)
Selim A. Bassoul	13,200,000	3,433,200	—
Timothy J. FitzGerald	—	—	—
David Brewer	—	—	—
Mark Sieron	—	—	—
Gary Mick	—	—	—

Termination of Employment within 6 Months After a Change in Control:

	Cash Severance($)	Accelerated Vesting of Restricted Stock($)	Accelerated Vesting of Options($)
Selim A. Bassoul	13,200,000	12,878,591	—
Timothy J. FitzGerald	1,800,000	4,892,310	—
David Brewer	—	572,200	—
Mark Sieron	—	672,335	207,422
Gary Mick	—	658,030	71,525

Assuming a hypothetical termination of employment in connection with a change in control of the Company made on the last day of our 2008 fiscal year, as discussed above, the Company estimates that it would not be obligated to make an excise tax gross up payment to Mr. Bassoul or Mr. FitzGerald. The estimate of the gross-up payment does not take into account the value of post-retirement medical benefits that would be provided to Mr. Bassoul. The present value of the medical benefits that would be provided to Mr. Bassoul is shown above under "Pension Benefits for Fiscal Year 2008".

Director Compensation for Fiscal Year 2008

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by members of the Board of Directors who were not employees of the Company during the 2008 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Robert B. Lamb	42,000	(1)	57,630	(2)	—	—	—	(4)	—	99,630
Audit Committee Member
Ryan Levenson	46,500	(1)	57,630	(2)	—	—	—	(4)	—	104,130
Audit and Compensation
Committee Member
John R. Miller III	41,500	(1)	57,630	(2)	—	—	22,062	(4)	—	121,192
Compensation Committee
Member
Gordon O'Brien	40,500	(1)(3)	57,630	(2)	—	—	—	(4)	—	98,130
Compensation Committee
Member
Philip G. Putnam	47,500	(1)	57,630	(2)	—	—	25,739	(4)	—	130,869
Audit Committee
Chairman
Sabin C. Streeter	42,500	(1)	57,630	(2)	—	—	23,727	(4)	—	123,857
Audit Committee Member
Robert L. Yohe	50,500	(1)	57,630	(2)	—	—	40,311	(4)	—	148,441
Compensation Committee
Chairman and Lead
Independent Director

(1)
Each director of the Company receives an annual retainer of $30,000, and each director who is not an officer of the Company receives an additional retainer of $1,000 for each meeting of the Board of Directors or committee thereof that he attends and $500 for each telephonic meeting in which he participates. Each director who serves as a committee chair receives an additional annual retainer of $5,000, and the lead independent director receives an additional annual retainer of $5,000.

(2)
The amount in this column represents the dollar amount of the expense recognized in connection with equity-based awards made to Directors under the 2007 Stock Incentive Plan for financial reporting purposes for the fiscal year ended January 3, 2009. The amount of the expense was determined in accordance with FAS 123R, Share Based Payments, which requires the Company to expense the value of equity-based awards ratably over the vesting period of the equity award. Please refer to the "Notes to Consolidated Financial Statements", Note (4)—"Summary of Significant Accounting Policies", Note (o)—"Share Based Compensation" included in the Company's 2008 Annual Report on Form 10-K as filed with the SEC on March 4, 2009 for a discussion of the assumptions used to calculate these amounts.

(3)
Board of Directors fees for Mr. O'Brien's services are paid directly to his employer, American Capital Strategies.

(4)
The Company maintains an unfunded retirement plan for non-employee directors, the Middleby Corporation Board of Directors Pension Plan. The plan provides for an annual benefit upon either a change in control or retirement from the Board of Directors at age 70, equal to 100% of the director's last annual fee (excluding meeting fees), payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years. In November, 2006, the Board of Directors approved the termination of the plan. All current Directors with ten or more years of service to the Company will remain in the plan and continue to have benefits vest and accrue in the plan until they meet the Plan retirement age of 70, at which point their respective Plan distributions will begin. Any current members of the Board of Directors with less than ten years of service and any future Board members will not be eligible for the Plan. The retirement plan obligation is calculated using an interest rate of 6.00% for a director retiring at age 70, and a benefit payout term of ten years.

The number of stock options and stock awards outstanding as of January 3, 2009 for each non-employee member of the Board of Directors is as follows:

Director	Options	Restricted Stock
Robert B. Lamb	—	2,000
Ryan Levenson	—	2,000
John R. Miller III	—	2,000
Gordon O'Brien	—	2,000
Philip G. Putnam	—	2,000
Sabin C. Streeter	—	2,000
Robert L. Yohe	—	2,000

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of March 20, 2009.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 20, 2009, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Selim A. Bassoul	1,504,855	(1)	7.9%
Timothy J. FitzGerald	295,454	(2)	1.6%
Mark Sieron	120,644	(3)	*
David Brewer	20,000	(4)	*
Gary Mick	36,333	(5)	*
Robert L. Yohe	34,000		*
Sabin C. Streeter	28,000		*
John R. Miller III	25,000		*
Philip G. Putnam	12,500		*
Gordon O'Brien	9,100		*
Ryan Levenson	6,000		*
Robert B. Lamb	3,000		*
All directors and executive officers of the Company (20 individuals)	2,205,190		11.5%
Other 5% Holders:
FMR LLC	1,212,335	(6)	6.6%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.	1,457,600	(7)	7.9%
100 E. Pratt Street
Baltimore, MD 21202

*
Indicates beneficial ownership of less than 1%.

(1)
Mr. Bassoul is the Chairman, Chief Executive Officer and President of the Company. His holdings include 591,092 shares of Common Stock subject to options exercisable within 60 days, 120,000 shares of restricted stock Common Stock granted on May 12, 2005, 119,143 shares of restricted Common Stock granted on March 8, 2007, 121,000 shares of restricted stock granted on May 7, 2007, 90,000 shares of restricted Common Stock granted on May 27, 2008, and 46,000 shares held by Mr. Bassoul's spouse as trustee.

(2)
Mr. FitzGerald is Vice President and Chief Financial Officer of the Company. His holdings include 29,992 shares of Common Stock subject to options exercisable within 60 days, 20,000 shares of restricted Common Stock granted on March 7, 2005, 36,000 shares of restricted Common Stock granted on March 8, 2007, 55,000 shares of restricted Common Stock granted on May 7, 2007, 60,000 shares of restricted Common Stock granted on May 27, 2008, and 9,400 shares held by Mr. FitzGerald's spouse and children.

(3)
Mr. Sieron, President of Middleby Cooking Systems Group, holdings include 34,204 shares of Common Stock subject to options exercisable within 60 days, 16,000 shares of restricted Common Stock granted on March 8, 2007, and 7,500 shares of restricted Common Stock granted on February 13, 2008.

(4)
Mr. Brewer, President of Pitco Frialator, Inc., holdings include 10,000 shares of restricted Common Stock granted on January 31, 2008 and 10,000 of restricted Common Stock granted on February 13, 2008.

(5)
Mr. Mick, President of GS Blodgett Corporation, holdings include 6,200 shares of Common Stock subject to options exercisable within 60 days, 8,000 shares of restricted Common Stock granted on March 8, 2007, and 15,000 shares of restricted Common Stock granted on February 13, 2008.

(6)
Based on the Schedule 13G filed jointly with the SEC on February 12, 2009 by FMR LLC, Edward C. Johnson 3d, its chairman, and Fidelity Management & Research Company, a registered investment advisor and a wholly-owned subsidiary of FMR LLC ("Fidelity"). The schedule contains the following information regarding beneficial ownership of the shares: (a) Fidelity is the beneficial owner of 1,209,300 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,209,300 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees; (b) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and a registered investment adviser, provides investment advisory services to individuals. As such, FMR LLC's beneficial ownership includes 635 shares, beneficially owned through Strategic Advisers, Inc.; (c) FIL Limited ("FIL"), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 2,400 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC reports that it is of the view that the shares beneficially owned by FIL are not required to be aggregated with shares beneficially owned by FMR LLC for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended; however FMR LLC is making the filing on a voluntary basis as if all the share are beneficially owned by FMR LLC and FIL on a joint basis; and (d) Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.

(7)
Based on the Schedule 13G filed with the SEC on February 13, 2009 by T. Rowe Price Associates, Inc., a registered investment advisor. T. Rowe Price Associates, Inc. (a) has sole voting power with respect to 183,900 shares, (b) has shared voting power with respect to no shares, and (c) has sole dispositive power with respect to all 1,457,600 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and any person that beneficially owns more than ten percent of the Company's Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the Nasdaq. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company's most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years. Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended January 3, 2009 and written representations from certain of the Company's directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended January 3, 2009 and, to the extent applicable for purposes of this disclosure, prior fiscal years.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter, approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which was attached as Appendix A to the proxy statement for the 2007 Annual Meeting of Stockholders of the Company.

The Audit Committee has reviewed and discussed with management and with the independent auditors, Deloitte & Touche LLP, the Company's audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

The Audit committee discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB").

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors' independence.

The Audit Committee has reviewed and discussed with management the status of Sarbanes-Oxley compliance objectives as of January 3, 2009.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 3, 2009 be included in the Company's annual report on Form 10-K for the fiscal year ended January 3, 2009.

The Middleby Corporation Audit Committee
Philip G. Putnam, Chairman,
Sabin C. Streeter, Robert Lamb, Ryan Levenson

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 3, 2009, the Compensation Committee consisted of Messrs. Yohe, O'Brien, Miller, and Levenson, all of whom were "independent directors" of the Company and were not officers of the Company. During the fiscal year ended January 3, 2009, Selim A. Bassoul, Chairman, President and Chief Executive Officer of the Company, participated with the full Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. Bassoul were made by the Compensation Committee to the Board of Directors. During 2008, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Audit Firm Fee Summary

During fiscal years 2008 and 2007 the Company retained its principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts:

	2008	2007
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$715,500	$643,600
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$188,279	$0
Tax Fees—Fees for tax compliance, assistance with tax audits, tax advice, and tax planning	$975,210	$490,525
All Other Fees—Fees for internal controls consultation services and compensation consulting	$0	$0

All of the services described in Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of Deloitte & Touche LLP as the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services in compatible with independence.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent public accountants for the Company for the fiscal year ended January 3, 2009. The Audit Committee has selected Deloitte & Touche LLP to continue to provide audit services for the current fiscal year ending January 2, 2010. Accordingly, the Board recommends that stockholders ratify the selection of Deloitte & Touche LLP to audit the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

PROPOSAL NO. 3—APPROVAL OF PERFORMANCE GOALS
UNDER THE 2007 STOCK INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, an amendment to the Middleby Corporation 2007 Stock Incentive Plan that sets forth the performance criteria that may be applied as the basis for earning grants of performance stock made under the 2007 Stock Incentive Plan pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Board believes that the approval of the performance goals enumerated in the amendment to the 2007 Stock Incentive Plan is in the best interests of the Company and its stockholders in order to enable the Compensation Committee to set appropriate financial performance goals and to reward outstanding performance by its key employees.

The 2007 Stock Incentive Plan is designed to qualify the amounts paid under its terms to our Named Executive Officers as "qualified performance-based compensation" under Section 162(m) and the related regulations. The Proposal is intended to continue to ensure that amounts paid under the 2007 Stock Incentive Plan will be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of our Named Executive Officers to exceed $1 million. Stockholder approval of the performance goals under the 2007 Stock Incentive Plan, as amended, is required in order for the plan to continue to qualify under Section 162(m) of the Code. The amendment would not diminish the Compensation Committee's ability to exercise its discretion in granting awards. Performance goals established by the Committee may include or relate to stock price, earnings per share before or after extraordinary items, earnings before interest, taxes, depreciation, amortization or extraordinary items, return on equity (gross or net), before or after extraordinary items, net income, or any combination of, or a specified increase in, any of the foregoing, as described in more detail under the heading "Principal Features of the 2007 Stock Incentive Plan, Performance Stock", below.

The purpose of the 2007 Stock Incentive Plan, first approved by stockholders in 2007, is to attract and retain key employees and to provide long-term incentive rewards to those selected individuals intended to align the interests of such individuals with those of our stockholders. The 2007 Stock Incentive Plan enables the Board to make discretionary grants of stock options, stock appreciation rights, restricted stock and performance-based stock to selected employees of the Company and its subsidiaries and non-employee directors. The Board believes that encouraging the employees of the Company and its subsidiaries to own Common Stock benefits the Company and its stockholders.

If stockholders approve the performance goals under the 2007 Stock Incentive Plan, as shown in the amendment to the 2007 Stock Incentive Plan attached as Appendix A, stockholders will have approved the performance goals that may be applied under the plan in compliance with Section 162(m). No other changes will be made to the 2007 Stock Incentive Plan as a result of the approval of the amendment and the performance goals. If the stockholders do not approve the amendment to the 2007 Stock Incentive Plan, the current plan prior to such amendment will remain in effect. On March 20, 2009, an aggregate of 379,000 shares were covered by outstanding restricted stock awards and to the extent that any of these awards should expire or be forfeited, shares covered by such awards may be re-granted under the 2007 Stock Incentive Plan.

On March 20, 2009, the last reported sale price of Common Stock on the Nasdaq National Market was $28.61 per share. Below is a summary of the material features of the 2007 Stock Incentive Plan. The summary does not purport to be complete, and the Company refers you to the full text of the plan attached as Appendix C to the Company's Proxy Statement filed on April 3, 2007, as amended by the amendment to the 2007 Stock Incentive Plan, attached to this Proxy Statement as Appendix A.

PRINCIPAL FEATURES OF THE 2007 STOCK INCENTIVE PLAN

Administration of the Plan.    The Board administers the 2007 Stock Incentive Plan. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible individuals for participation and decisions concerning the timing, pricing and amount of a grant are made solely by a committee consisting of two or more directors who are (a) "non-employee directors" under Rule 16b-3 of the Exchange Act, (b) "outside directors" under Section 162(m) of the Code and "independent directors" pursuant to Nasdaq requirements. Subject to the provisions of the 2007 Stock Incentive Plan, the Board has the authority to interpret the provisions of the 2007 Stock Incentive Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the 2007 Stock Incentive Plan, and to determine all questions relating to the eligibility and other rights of all persons under the 2007 Stock Incentive Plan.

Eligibility.    All employees of the Company and its subsidiaries and affiliates are eligible to be participants. The Company's non-employee directors as well non-employee service providers are also eligible to be selected for grants under the 2007 Stock Incentive Plan.

Shares Available for Grant; Individual Award Limits.    As amended, the 2007 Stock Incentive Plan provides that the Board has authorized up to 900,000 shares of Common Stock for issuance under the 2007 Stock Incentive Plan. No more than 200,000 shares may be issued with respect to grants made in any single year to any individual participant. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants. Any shares of Common Stock used for the payment of required tax withholding amounts or the exercise price applicable to a grant, shall count against the total number of shares available for issuance under the Plan.

The shares of stock deliverable under the 2007 Stock Incentive Plan may consist in whole or in part of unissued shares or reacquired shares.

Adjustments.    The number and kind of shares of Common Stock available for grants under the 2007 Stock Incentive Plan, the number and kind of shares of Common Stock issued in respect of outstanding grants, the exercise price, grant price or purchase price and any individual limitations applicable to grants are subject to adjustment if there are changes affecting the Common Stock, such as a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. Each such adjustment, however, with respect to incentive stock options shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and no such adjustment shall cause any Grant hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

No Repricing.    Except as required by the adjustment provision described above, no grants under the 2007 Stock Incentive Plan may be repriced unless such action is approved by the stockholders of the Company.

Types of Awards.    The 2007 Stock Incentive Plan permits the grant of any or all of the following types of awards: (1) stock options, including incentive stock options, (2) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (3) restricted stock, and (4) performance stock.

Stock Options.    Options may be either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code (the "Code"), or options not intended to be so qualified ("Non-qualified Options"). The Board may grant more than one option to a participant during the life of the 2007 Stock Incentive Plan, and such option may be in addition to an option or options previously granted. However, the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Incentive Stock Options shall be exercisable at no less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions. However, if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424 of the Code, the exercise price shall be 110% of the fair market value of the stock subject to the option in the date of grant. Incentive Stock Options may only be granted to eligible employees.

The 2007 Stock Incentive Plan also provides that Non-qualified Options may not be granted at less than 100% of the fair market value of shares on the date of grant.

Options granted pursuant to the 2007 Stock Incentive Plan will generally be transferable only by will or by laws governing descent and distribution, and during the lifetime of an optionee, will be exercisable only by the optionee. However, subject to the approval of the Board, the 2007 Stock Incentive Plan provides that an option may be transferable, as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the optionee, the spouse of the optionee, or grandchildren of the optionee, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and, accordingly, the optionee receives no consideration for the transfer, and that the options transferred continue to be subject to the same terms and conditions that were applicable to the options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer such option. However, the designation of a beneficiary will not constitute a transfer.

Unless otherwise provided in a stock option award agreement, no option will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while employed or in service of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, shall be exercisable for a period not to exceed the expiration of one year from the date of disability or death, subject to the terms of the stock option award agreement. In no event, however, shall an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company), or beyond the term for which it was granted.

Payment for shares of Common Stock purchased upon exercise of an option granted under the 2007 Stock Incentive Plan shall be made in full at the time of such exercise, whether in cash or shares of Common Stock (valued at fair market value), or in a combination of cash and shares of stock.

Stock Appreciation Rights.    A SAR represents the right to receive, upon exercise, a payment which is equal to the increase (if any) in the fair market value of a share of Common Stock between the date of grant and the date of exercise. The payment for the increase in value may be made in the form of Common Stock, cash or in a combination of Common Stock and cash. The exercise price of a SAR may not be less than the fair market value per share of Common Stock on the date of grant.

A SAR may be granted free-standing or in tandem with new options. However, a SAR which is issued in tandem with an Incentive Stock Option will be subject to the following rules: (i) it will expire no later than at the expiration of the Incentive Stock Option; (ii) payment under the SAR will not exceed 100% of the difference between the exercise price of the option and the fair market value of stock on the date the SAR is exercised; (iii) it will be transferable only when the option is transferable, and under the same conditions; (iv) it will be exercisable only when the option is exercisable; and (v) it may only be exercised when the fair market value of the Company's stock exceeds the exercise price of the option. Subject to applicable law, payment by the Company upon exercise of a SAR will be in cash, stock, or any combination thereof as the Board shall determine.

Restricted Stock.    The 2007 Stock Incentive Plan provides that each grant of restricted stock shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed. Each grant will also provide whether the recipient must pay any amount in connection with the grant and, if so, the amount and terms of that payment. Such amount shall not exceed 10% of the fair market value of the restricted stock at the time the grant is made, and may be for such lesser amount as shall be determined by the Board.

Performance Stock.    The 2007 Stock Incentive Plan provides that each grant of performance stock shall include a description of any applicable provisions relating to the performance period and performance criteria. Performance stock awards offer certain employees or non-employee directors the potential for substantial financial incentives (in addition to potential appreciation in the value of Common Stock) based on continued service and the achievement of long-term Company performance goals, but in a manner that also places such individuals at risk in the event of poor Company performance.

Performance criteria established by the Committee may include or relate to stock price, earnings per share before or after extraordinary items, earnings before interest, taxes, depreciation, amortization or extraordinary items, return on equity (gross or net), before or after extraordinary items, net income, or any combination of, or a specified increase in, any of the foregoing. In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Committee, the performance goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year's results or a peer group or an index.

The Committee also has the authority to make equitable adjustments, to the extent not inconsistent with Section 162(m) of the Code, in the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

Amendment or Termination of the Plan.    The Board may suspend, amend or terminate the 2007 Stock Incentive Plan at any time and in such respects as it shall deem advisable, provided that, stockholder approval will be required for any amendment that would: (a) increase the total number of shares available for issuance under the plan, (b) extend the term of the plan, or (c) modify the class of individuals eligible to receive awards of options, SARs, restricted stock or performance stock under the Plan. The Board may not amend or terminate the Plan to the extent that such amendment or termination would adversely affect a participant's rights pursuant to an award without the consent of the participant.

PLAN BENEFITS

Future grants under the 2007 Stock Incentive Plan will be made at the discretion of the Company and, accordingly, are not yet determinable. In addition, benefits under the 2007 Stock Incentive Plan will depend on a number of factors, including the fair market value Common Stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the 2007 Stock Incentive Plan. However, in the event that stockholder approval of the amendment to the 2007 Stock Incentive Plan is obtained, the Company may make grants to employees and to Company non-employee directors, as early as the Company's next regularly-scheduled board meeting. During the prior fiscal year, the Company granted awards with respect to 77,500 shares of Common Stock under the 1998 Stock Incentive Plan and the Company granted awards with respect to 189,000 shares of Common Stock under the 2007 Stock Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 2007 STOCK INCENTIVE PLAN

Nonqualified Stock Options.    With respect to Nonqualified Options, the difference between the option's exercise price and the fair market value of the underlying Common Stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common Stock in payment of the option price in the case of a Nonqualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

Incentive Stock Options.    With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax). In the event of a subsequent sale of the Common Stock received upon exercise, any amount realized in excess of cost will be taxed as short-term or long-term capital gain, depending on the period of time that the shares were held, and any loss sustained will be short- or long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

A disqualifying disposition will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after the exercise of such shares. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the Common Stock at the time the option is exercised or (ii) the amount realized upon disposition of the Common Stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option's exercise price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

An exchange of statutory option stock to acquire other stock on exercise of an Incentive Stock Option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of an Incentive Stock Option or an option granted under a qualified employee stock purchase plan. If there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of the optionee's "bargain" purchase on acquisition of the surrendered stock, and the post-acquisition appreciation in value of such stock is taxed to optionee as a short-term gain if held for less than the applicable holding period for long-term capital gains, and long-term capital gain if held for such applicable holding period, and will not be deductible by the Company. A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations.

Stock Appreciation Rights.    With respect to SARs, the fair market value of shares issued and the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case on the date of exercise. Gain or loss on the subsequent sale of such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

Restricted Stock.    With respect to grants of restricted stock, shares may be granted to a participant without recognition of income by the participant as long as the shares are not transferable and remain subject to a substantial risk of forfeiture. Upon the lapse of any restrictions on the transferability of the shares or the lapse of the conditions creating the risk of forfeiture, the participant is required to recognize ordinary income to the extent of the excess of the fair market value of the shares, determined at the time of the lapse of the applicable restrictions, over the price, if any, paid for the shares. The participant may, alternatively, elect to recognize income at the date of the award, in the amount of the then difference between the value of unrestricted shares and the price, if any, paid by the participant for the restricted shares. The Company is generally allowed a deduction in an amount equal to the income recognized by the participant in the year such income is recognized. Unless the election referred to above is made, dividends received during the continuation of restrictions on shares will be taxable to the participant as ordinary income for the periods in which such dividends are received, and such dividends will be deductible by the Company as compensation. Dividends received after the restrictions cease to apply will be taxed as dividends to the participant and will not be deductible by the Company.

Performance Stock.    The tax consequences with respect to grants of performance stock will generally be the same as summarized above under the heading Restricted Stock.

Section 162(m).    Compensation paid to each person who is a "covered employee" of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company's stockholders, the Plan as amended is intended to enable the Compensation Committee to grant awards to covered employees that will be exempt from the deduction limits of Section 162(m). However, no assurances can be made in this regard.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion above is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to approve performance goals under the 2007 Stock Incentive Plan pursuant to the amendment to the 2007 Stock Incentive Plan attached to this proxy as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PERFORMANCE GOALS UNDER THE 2007 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4—AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, an amendment to the Middleby Corporation 2007 Stock Incentive Plan that increases the number of shares available for grants by an additional 500,000 shares to an aggregate of 900,000 shares of Common Stock. The Board believes the 2007 Stock Incentive Plan and its predecessor equity compensation plan have served the Company well and considers it advisable to have an additional 500,000 shares available for issuance in order to provide awards that are designed to attract and retain key employees and to provide long-term incentive rewards to those selected individuals intended to align the interests of such individuals with those of our stockholders. The increase in the number of shares authorized is intended to permit incentive grants to be made over a number of years to serve these purposes.

The 2007 Stock Incentive Plan enables the Board to make discretionary grants of stock options, stock appreciation rights, restricted stock and performance-based stock to selected employees of the Company and its subsidiaries and non-employee directors. The Board believes that encouraging the employees of the Company and its subsidiaries to own Common Stock benefits the Company and its stockholders.

This Proposal is being submitted to stockholders in order to ensure the 2007 Stock Incentive Plan's compliance with the Nasdaq Stock Market rules relating to stockholder approval of equity compensation plans.

If stockholders approve the proposed amendment to the 2007 Stock Incentive Plan, the aggregate number of shares of Common Stock available for grants under the 2007 Stock Incentive Plan will increase from 400,000 to 900,000. The amendment is attached to this proxy statement as Appendix B. No other changes will be made to the 2007 Stock Incentive Plan as a result of the amendment and its approval. If the stockholders do not approve the amendment to the 2007 Stock Incentive Plan, the current plan prior to such proposed amendment will remain in effect. On March 20, 2009, an aggregate of 379,000 shares were covered by outstanding restricted stock awards and to the extent that any of these awards should expire or be forfeited, shares covered by such awards may be re-granted under the 2007 Stock Incentive Plan.

Under the 2007 Stock Incentive Plan, grants may not be made to the extent that an award of options or stock appreciation rights would cause the Company's burn rate (as defined below), as an average over the three year period from 2008 through 2010, to exceed 2.55% per year. The burn rate will be calculated as (i) the number of shares of Common Stock underlying (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock, (d) restricted stock units, (e) performance stock actually earned and delivered or deferred, and (e) similar awards that may be settled by the delivery of shares, divided by (ii) the number of shares of Common Stock outstanding at the beginning of the fiscal year. Stock Appreciation Rights or full value shares settled in cash will not be included in the calculation of the burn rate. The limitation applies with respect to the Company's equity awards under the 2007 Stock Incentive Plan, the Company's 1998 Stock Incentive Plan, as amended, and any other compensation plan (as defined by the NASDAQ Stock Market rules), but excludes plans assumed in acquisitions and tax-qualified plans.

On March 20, 2009, the last reported sale price of Common Stock on the Nasdaq National Market was $28.61 per share. A summary of the material features of the 2007 Stock Incentive Plan are described above under the heading "Proposal No. 3—Approval of Performance Goals Under the 2007 Stock Incentive Plan, Principal Features of the 2007 Stock Incentive Plan". The summary does not purport to be complete, and the Company refers you to the full text of the plan attached as Appendix C to the

Company's Proxy Statement filed on April 3, 2007, as amended by the proposed amendment to the 2007 Stock Incentive Plan, attached to this Proxy Statement as Appendix B.

PLAN BENEFITS

Future grants under the 2007 Stock Incentive Plan will be made at the discretion of the Company and, accordingly, are not yet determinable. In addition, benefits under the 2007 Stock Incentive Plan will depend on a number of factors, including the fair market value Common Stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the 2007 Stock Incentive Plan. However, in the event that stockholder approval of the amendment to the 2007 Stock Incentive Plan is obtained, the Company may make grants to employees and to Company non-employee directors, as early as the Company's next regularly-scheduled board meeting. During the prior fiscal year, the Company granted awards with respect to 77,500 shares of Common Stock under the 1998 Stock Incentive Plan and the Company granted awards with respect to 189,000 shares of Common Stock under the 2007 Stock Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 2007 STOCK INCENTIVE PLAN

The federal tax consequences of participation in the 2007 Stock Incentive Plan is summarized above under the heading "Proposal No. 3—Approval of Performance Goals Under the 2007 Stock Incentive Plan, Federal Income Tax Consequences of Participation in the 2007 Stock Incentive Plan".

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion above is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to amend the 2007 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN.

Equity Compensation Plan Information

The following table provides information as of January 3, 2009 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans, including the 2007 Stock Incentive Plan and the 1998 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by security holders	788,388	(1)	$10.04	14,000(2)(3)
Equity compensation plans not approved by security holders	—		—	—
Total	788,388		$10.04	14,000

NOTES:

(1)
Outstanding stock option awards under the 1998 and 2007 Stock Incentive Plans.

(2)
The shares that remain available for issuance under the 2007 Stock Incentive Plan may be issued in the form of restricted Common Stock. Effective February 15, 2008 and in accordance with plan parameters, the 1998 Stock Incentive Plan is no longer permitted to make grants of any kind. Accordingly, as of the date hereof, no shares are available for issuance under the 1998 Stock Incentive Plan.

(3)
There are 836,283 issued restricted shares that have not vested and remain subject to forfeiture.

MISCELLANEOUS

The Company's 2008 Annual Report to Stockholders, as well as the Company's quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports are available, free of charge, on the Company's internet website, www.middleby.com. These reports are available as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies. The Company has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Meeting at an estimated cost of $12,500, plus reimbursement for customary costs and expenses.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.    In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.    Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2010 Annual Meeting no later than November 27, 2009.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company's Secretary no earlier than January 7, 2010 or later than February 6, 2010, provided that, in the event that the 2010 Annual Meeting of Stockholders is called for a date that is earlier than April 7, 2010 or later than June 6, 2010, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company's notice of the date of the 2010 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs.

                      By Order of the Board of Directors

                      MARTIN M. LINDSAY
                       Treasurer

Dated: March 27, 2009

 APPENDIX A

AMENDMENT NO. 2
TO THE MIDDLEBY CORPORATION
2007 STOCK INCENTIVE PLAN

The Middleby Corporation 2007 Stock Incentive Plan (the "Plan") is hereby amended as set forth below, subject in its entirety to the approval of the stockholders of The Middleby Corporation at the 2009 annual meeting of stockholders, which amendments shall be effective as of January 1, 2009 if approved:

1.  Section 7.2 of the Plan is hereby added to read as follows:

Section 7.2    With respect to a Grant of Performance Stock to an Executive Officer, at the beginning of each performance period a committee of the Board consisting solely of two or more "outside directors" for purposes of Section 162(m) of the Code will establish performance goals applicable to the Performance Stock. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria, as determined by the committee in its sole discretion: (i) earnings before interest, taxes, depreciation, amortization or extraordinary or special items; (ii) net income, before or after extraordinary or special items; (iii) return on equity (gross or net), before or after extraordinary or special items; (iv) earnings per share, before of after extraordinary or special items; (v) Stock price; or (vi) any combination of the above criteria.

In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the committee, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the committee, the performance goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year's results or a peer group or an index.

The committee also has the authority to make equitable adjustments, to the extent not inconsistent with Section 162(m) of the Code, in the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

2.  Except as provided above, the Plan and its provisions shall remain unchanged.

IN WITNESS WHEREOF, The Middleby Corporation has adopted this amendment

A-1

 APPENDIX B

AMENDMENT NO. 3
TO THE MIDDLEBY CORPORATION
2007 STOCK INCENTIVE PLAN

The Middleby Corporation 2007 Stock Incentive Plan (the "Plan") is hereby amended as set forth below, subject in its entirety to the approval of the stockholders of The Middleby Corporation at the 2009 annual meeting of stockholders, which amendments shall be effective as of January 1, 2009 if approved:

1.  Section 2.1 of the Plan is hereby amended to replace the first sentence thereof in its entirety with the following sentence:

"A maximum of 900,000 shares of Stock are available for Grants under the Plan."

2.  Except as provided above, the Plan and its provisions shall remain unchanged.

IN WITNESS WHEREOF, The Middleby Corporation has adopted this amendment.

B-1

M11783 Meeting Information Meeting Type: Annual For holders of record as of: March 20, 2009 Date: Thursday, May 7, 2009 Time: 10:30 a.m., local time Location: You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION The Middleby Corporation 1400 Toastmaster Drive Elgin, Illinois THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120

M11784 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT/10-K WRAP Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of valid photo identification. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Should you desire directions to the meeting, please call 847-429-7756. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before Thursday April 23, 2009. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items

1. ELECTION OF DIRECTORS

Nominees:

01) Selim A. Bassoul	05) Gordon O'Brien
02) Robert B. Lamb	06) Philip G. Putnam
03) Ryan Levenson	07) Sabin C. Streeter
04) John R. Miller III	08) Robert L. Yohe

M11785

Voting Items 01) Selim A. Bassoul 02) Robert B. Lamb 03) Ryan Levenson 04) John R. Miller III 05) Gordon O’Brien 06) Philip G. Putnam 07) Sabin C. Streeter 08) Robert L. Yohe 1. ELECTION OF DIRECTORS Nominees: The Board of Directors recommends a vote FOR each of the listed nominees. 2. Ratification of selection of Deloitte & Touche LLP as independent auditor for fiscal year ending January 2, 2010. 3. Approval of Performance goals under The Middleby Corporation 2007 Stock Incentive Plan. 4. Approve an amendment to The Middleby Corporation 2007 Stock Incentive Plan. The Board of Directors recommends a vote FOR proposals 2, 3 and 4. M11785

M11786

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date THE MIDDLEBY CORPORATION M11763 THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. Ratification of selection of Deloitte & Touche LLP as independent auditor for fiscal year ending January 2, 2010. 3. Approval of performance goals under The Middleby Corporation 2007 Stock Incentive Plan. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING JANUARY 2, 2010,FOR THE APPROVAL OF PERFORMANCE GOALS UNDER THE MIDDLEBY CORPORATION 2007 STOCK INCENTIVE PLAN AND FOR THE APPROVAL OF THE AMENDMENT TO THE MIDDLEBY CORPORATION 2007 STOCK INCENTIVE PLAN, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. For All Withhold All For All Except Vote on Directors 01) Selim A. Bassoul 02) Robert B. Lamb 03) Ryan Levenson 04) John R. Miller III 05) Gordon O’Brien 06) Philip G. Putnam 07) Sabin C. Streeter 08) Robert L. Yohe 1. ELECTION OF DIRECTORS Nominees: Vote on Proposals VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR each of the listed nominees. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation or partnership, please sign by an authorized officer or partner. Please sign in the same manner as the certificate(s) is (are) registered. The Board of Directors recommends a vote FOR proposals 2, 3 and 4. 4. Approve an amendment to The Middleby Corporation 2007 Stock Incentive Plan.

THE MIDDLEBY CORPORATION The undersigned hereby appoints Timothy J. FitzGerald and Martin M. Lindsay, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2009 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the “Company”) to be held at the Company’s executive offices located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Thursday, May 7, 2009, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as indicated on the reverse side. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com. M11764

QuickLinks

2009 ANNUAL MEETING OF STOCKHOLDERS May 7, 2009 PROXY STATEMENT
GENERAL
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE
Grants of Plan-Based Awards in Fiscal Year 2008
Outstanding Equity Awards at 2008 Fiscal Year End
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—APPROVAL OF PERFORMANCE GOALS UNDER THE 2007 STOCK INCENTIVE PLAN
PROPOSAL NO. 4—AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN
MISCELLANEOUS
  APPENDIX A
  APPENDIX B